UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2009

THE STEAK N SHAKE COMPANY (Exact name of registrant as specified in its charter)

INDIANA	0-8445	37-0684070
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

36 S. Pennsylvania Street, Suite 500
Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

(317) 633-4100
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 30, 2009, Steak n Shake Operations, Inc., an Indiana corporation (the “Company”), entered into a Credit Agreement with Fifth Third Bank. The Company is a wholly-owned subsidiary of The Steak n Shake Company (the “Registrant”).

The Credit Agreement (the “Agreement”) extends to the Company a $20 million revolving credit facility available for working capital and general corporate purposes. The new credit facility matures on February 15, 2011. The Agreement replaces the Registrant’s previous $20 million credit facility with Fifth Third Bank, amended July 8, 2009, which was due to expire in January 2010. The Registrant did not incur any early termination penalties on the cessation of the previous credit facility. The outstanding balance on the concluded facility has been assumed under the Agreement.

Outstanding borrowings under the Agreement generally will bear interest at the London Interbank Offered Rate plus 2.75%. To secure its obligations under the new credit facility, the Company has granted to Fifth Third Bank a security interest in its deposit accounts, accounts receivable, inventory, equipment, general intangibles, chattel paper, software, and all other personal property.

The Registrant and two of its other subsidiaries — Steak n Shake Enterprises, Inc., an Indiana corporation, and Steak n Shake, LLC, an Indiana limited liability company, each has agreed to guarantee the Company’s obligations under the Agreement. If the Company’s audited consolidated financial statements for the Company’s fiscal year ending September 30, 2009 show no material adverse change in the Company’s financial condition or prospects, Fifth Third Bank has agreed to release the Registrant’s guaranty upon receipt of audited financial statements of the Company. The obligations of each of the guarantors are secured by a security interest on substantially all of the guarantor’s personal property.

Because the Registrant now operates as a holding company, the purpose of the new agreement is to limit (upon the receipt of audited financial statements of the Company) the obligation of the revolving credit facility at the subsidiary level. The Registrant, which is the parent company, will no longer be subject to prior limitations on its investments.

The aforementioned description of the Agreement does not constitute a complete summary of its terms and conditions. Reference is made to the complete text of the Credit Agreement attached hereto as Exhibit 10.1. A copy of the Credit Agreement is filed as an exhibit to this report and is incorporated by reference in Items 1.01, 1.02, and 2.03.

Item 1.02	Termination of a Material Definitive Agreement

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference in this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits

d)	Exhibits

Exhibit No.	Descriptions
10.1	Credit Agreement between Steak n Shake Operations, Inc. and Fifth Third Bank, dated as of September 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE STEAK N SHAKE COMPANY

By:	/s/ Duane E. Geiger
Duane E. Geiger
Interim Chief Financial Officer, Vice President and Controller

Dated: September 30, 2009